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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Fitzgeralds Gaming Corporation

We consent to the use in this Registration Statement of Fitzgeralds Gaming Corporation (the "Company") on Form S-4 of our report dated February 27, 1998, appearing in the Prospectus, which is a part of this Registration Statement; to the incorporation by reference of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K of Fitzgeralds Gaming Corporation for the year ended December 31, 1997; and to the references to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
April 29, 1998